Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 29, 2024 with respect to the consolidated financial statements of GLOBALFOUNDRIES Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Singapore
March 11, 2026